                                                                    EXHIBIT 10.3

                                 STAPLES, INC.

        THE RULES OF THE 1997 UNITED KINGDOM COMPANY SHARE OPTION SCHEME
        ----------------------------------------------------------------

1.   PURPOSE.

     The purpose of this scheme (the "Scheme") is to secure for Staples, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees or officers of the Company who are expected to contribute to the Company's future growth and success.

     The Company shall include its subsidiaries which shall mean those companies of which the Company owns 50% or more of the total combined voting power of all classes of stock.

2.   ADMINISTRATION.

     (a) The Scheme will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Scheme shall be final and conclusive...PROVIDED ALWAYS THAT THE ADMINISTRATION BY THE BOARD OF DIRECTORS SHALL BE BASED UPON OBJECTIVE CRITERIA. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Scheme. The Board shall have authority, subject to the express provisions of the Scheme, to construe the respective option agreements and the Scheme, to prescribe, amend and rescind rules and regulations relating to the Scheme, to determine the terms and provisions of the respective option agreements and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Scheme. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Scheme or in any option agreement in the manner and to the extent it shall deem expedient to carry the Scheme into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Scheme made in good faith.

     (b) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Scheme to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Scheme shall mean and relate to such Committee.

3.   ELIGIBILITY.

     (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees of the Company ("Optionee"). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

     (b) (b) GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. The selection of a director or an officer of the Company (as defined under Section 16(b) of the US Securities and Exchange Act of 1934) as a participant shall not be permitted under the Scheme.

4.   STOCK SUBJECT TO SCHEME.

     Subject to adjustment as provided in Section 12 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Scheme is 500,000 shares. If an option granted under the Scheme shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Scheme.

5.   FORMS OF OPTION AGREEMENTS.

     As a condition to the grant of an option under the Scheme, each recipient of an option shall receive an option agreement in such form not inconsistent with the Scheme as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   PURCHASE PRICE UPON EXERCISE OF OPTIONS.

     (a) GENERAL. Subject to Section 6(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors but shall in no event be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

     (b) PAYMENT OF PURCHASE PRICE. Options granted under the Scheme may provide for the payment of the exercise price by delivery of cash or a cheque to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Scheme and with applicable laws and regulations or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.   OPTION PERIOD.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, provided that such date shall not be later than ten years after the date on which the option is granted.

8.   EXERCISE OF OPTIONS.

     (a) Each option granted under the Scheme shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Scheme.

     (b) Share certificates for shares granted when an option or part of an option are exercised shall be delivered within 30 days of the exercise.

9.   NONTRANSFERABILITY OF OPTIONS.

     No option granted under the Scheme shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except on the death of the optionee. During the life of the optionee, the options shall be exercisable only by the optionee.

10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

     The Board of Directors shall determine the period of time during which an optionee may exercise an option following

     (i) the termination of the optionee's employment or other relationship with the Company or

     (i) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  ADDITIONAL PROVISIONS.

     (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Scheme, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors.

     (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Scheme may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Scheme may be exercised.

12.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Scheme, (y) the number and kind of shares or other securities subject to any then outstanding options under the Scheme, and (z) the price for each share subject to any then outstanding options under the Scheme or repurchase rights of the Company, without changing the aggregate purchase price as to which such options remain exercisable.

     (b)  BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
          Section 12 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Scheme on account of any such adjustments.

13.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC

     (a) GENERAL In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options:

          (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

          (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice,

         (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exerciseable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and

          (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) SUBSTITUTE OPTIONS. The Company may grant options under the Scheme in substitution for options held by employees of another corporation who become employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances so long as the ratio of the option exercise price to the fair market value of the stock for the substitute option is no more favorable to the optionee than the ratio of the option exercise price tot he fair market value of the original option immediately before such substitution.

14.  NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Scheme or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

15.  OTHER EMPLOYEE BENEFITS.

     Except as to schemes which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation scheme, except as otherwise specifically determined by the Board of Directors.

16.  AMENDMENT OF THE SCHEME.

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Scheme in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Scheme shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the affected optionee, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Scheme.

17.  WITHHOLDING.

     The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any taxes or SOCIAL SECURITY contributions of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Scheme. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part,
     (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 17 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

18.  CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Scheme and the grant in substitution therefor of new options under the Scheme covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Scheme to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

19.  EFFECTIVE DATE AND DURATION OF THE SCHEME.

     (a) EFFECTIVE DATE. The Scheme shall become effective when adopted by the Board of Directors. Amendments to the Scheme not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval shall become effective when adopted by the Board of Directors. Subject to this limitation, options may be granted under the Scheme at any time after the effective date and before the date fixed for termination of the Scheme.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 13, the Scheme shall terminate on the earlier date of (i) the close of business on the day next preceding the 10th anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Scheme have been issued pursuant to the exercise or cancellation of options granted under the Scheme. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                                        As approved by the Board of Directors on 27 August 1997, and amended by Compensation Committee resolution 20 January 1998; Approved by Inland Revenue 29 January 1998

                          SCHEDULE - UK APPROVED SCHEME
                          -----------------------------

1. Where options are expressed to be granted as UK Approved Scheme options the Rules of the Scheme shall apply subject to the following amendments:

     For the purposes of this Schedule the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:

     "Act"                     the Income and Corporation Taxes Act 1988

     "Approval Date"           means the date on which the Scheme was formally
                               approved by the Inland Revenue.

     "Approved Scheme"         means any Scheme (other than a savings related
                               Scheme or a profit sharing Scheme) approved by the Board of Inland Revenue under Schedule 9 to the Act.

     "Eligible Employee"       means an employee or full-time executive director
                               of a Group Company who is not at the relevant
                               Date of Grant ineligible to participate in the Scheme by virtue of the provisions of paragraph 8 of Schedule 9 to the Act.

     "full time"               means the requirement to work 25 or more hours
                               per week, excluding meal-breaks.

     "Group" the Company and any Subsidiaries and the term Group Company shall mean any such company.

     "Normal Retirement        the age at which a Participant is bound to retire
     Age"                      under his contract of employment or if not
                               specified in such contract, as specified in the rules of any Group pension Scheme in which he participates and failing that age 65.

     "Scheme Shares"           means shares in the Company which are subject to
                               options under this scheme and which comply with paragraph 10-14 of Schedule 9 to the Act.

2. No options granted under this Scheme shall be over Scheme Shares and shall not have terms attached to it (at the time of grant or subsequently) which would cause it or this Scheme to lose the approval of the Inland Revenue.

3.   The following paragraph will be added to Section 3(a):

     "... Provided that no option shall be granted before the Approval Date."

4.   The following clause will be added to Section 3 to form Section 3(c):

     "(c) ...No option shall be granted to any Eligible Employee in excess of the limit set out in Section 3(d)."

5.   The following paragraph will be added to Section 3 to form Section 3(d)

     "(d) The aggregate exercise price of shares under option to any Eligible Employee under the Scheme or any other Approved Scheme established by any Group Company shall not exceed, at the date of grant, the greater of (pound)30,000 (or such amount as may be allowed pursuant to paragraph 28(2)(a) of Schedule 9 to the Act)."

6. (a) The fair market value of shares for the purposes of Section 6(a) on any day shall be determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purpose of the Scheme with the Shares Valuation Division of the Inland Revenue on or before that day.

     (b) Options granted under the Scheme shall provide for payment of the exercise price in money.

7.   The following paragraph shall be added to the end of Section 7:

     "or the date on which the Participant becomes ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9 to the Act."

8. The following paragraph shall be added to the end of Section 10 as Section 10(a):

     The terms on which an Approved Option may be exercised are as follows:

     a) If the Optionee ceases to be an employee of the Company (an "Eligible Optionee") for any reason, then, except as provided in subsections
          (ii) and (iii) below, the right to exercise the option shall terminate 60 days after such cessation (but in no event after the tenth anniversary of the grant of the option (the "Expiration Date")). In the case of the retirement of the Optionee after attaining the age of 65, the option shall be exercisable in full during the 60-day period after the effective date of the Optionee's retirement. If the Optionee is an employee on an approved leave of absence, then the option shall not terminate as a result of such leave of absence unless and until the Optionee's employment relationship is ultimately terminated.

     b) If the Optionee dies prior to the Expiration Date while he or she is an Eligible Optionee, or if the Optionee ceases to be an employee of the Company by reason of his or her disability ("cessation for disability"), or if the

          Optionee dies within 60 days after the Optionee ceases to be an Eligible Optionee (other than as the result of a termination of such relationship by the Company for "cause" as specified in subsection
          (iii) below), the option shall be exercisable, within the period of 12 months following the date of death or cessation for disability of the Optionee (whether or not such exercise occurs before the Expiration
          Date), by the Optionee or (in the case of death) by the Optionee's personal representatives, provided that the option shall be exercisable only to the extent that it was exercisable by the Optionee on the date of his or her death or cessation for disability. In the case of the death of the Optionee, or if the Optionee ceases to be an employee of the Company by reason of his or her disability, the option shall be exercisable in full.

     c)   If

          i) the Optionee's relationship with the Company is terminated by the Company for "cause" (as defined below), or

          ii) if the Optionee resigns and the Company determines within 60 days thereafter that the Optionee's conduct prior to his or her resignation warranted a discharge for "cause," or

          iii) the Company determines that the Optionee's conduct after termination of employment fails to comply with the terms of any non-competition or confidentiality provision contained in any employment, consulting, advisory, non-disclosure, non-competition or other similar agreement between the Optionee and the Company, then the right to exercise the option with respect to any shares not previously exercised shall terminate immediately.

          "Cause" shall mean willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company) as determined by the Company, which determination shall be conclusive.

9.   For the purpose of the UK Approved Scheme, Section 11 shall be excluded.

10. For the purpose of this Schedule and the UK Approved Scheme, the purchase price and the number of shares available to the Optionee under all options he may hold may be varied if there is a variation change in the share capital of the Company and Section 12 is amended accordingly. Variation Change in share capital shall include a bonus issue, stock split or reverse stock split.

     Should there be such a variation in the capital, then the auditors of the company for the time being shall advise the company as to the appropriate variation in the number of shares under option and/or the exercise price. Provided always that no variation shall be effective without prior Inland Revenue approval.

11. For the purpose of this Schedule and the UK Approved Scheme, no amendment or modification shall be of any effect until approved by the Inland Revenue.

12. For the purpose of the UK Approved Scheme, the following shall be substituted for section 13.

     "TAKEOVER, MERGER, CONSOLIDATION ETC.

     A.   If any company (the `Acquiring Company')

          (a)  under a general offer to acquire

               (i) the whole of the issued ordinary share capital of the company so that, if the offer is accepted, the Acquiring Company shall have Control of the company, or

               (ii) all shares in the company which are the same class as Scheme
                    Shares

               and thereby obtains control of a company whose shares are Scheme Shares, or

          (b) obtains control of a company whose shares are Scheme Shares in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985, or

          (c) becomes bound or entitled to acquire shares in a company whose shares are scheme shares under sections 428-430 of the Companies Act 1925.

          Then any Optionee may at any time within three months of the change of Control described in (a) and (b) above or at any time when the company becomes so bound or entitled under (c) above, and by agreement with the Acquiring Company release his rights under the scheme (the "Old Rights") in consideration of the grant to him of rights (the "New Rights") which are equivalent to the Old Rights but relate to shares in a different company (whether the Acquiring Company or some other company falling within (b) or (c) above).

     B.   New rights shall be regarded as equivalent to Old Rights only if:

          (a) the shares to which they relate satisfy the conditions of specified in paragraphs 10-14 of Schedule 9 of the Act; and

          (b) the New Rights are exerciseable in the same manner as the Old Rights and subject to the provisions of the Scheme as it had effect immediately before the release of the Old Rights; and

          (c) the total market value immediately before the release of the shares which were subject to the Optionee's Old Rights is equal to the total market value, immediately after the grant, of the shares in respect of which the New Rights are granted to the Optionee; and

          (d) the total amount payable by the Optionee for the acquisition of shares pursuant to the New Rights is equal to the total amount that would have been payable for the acquisition of shares pursuant to the Old Rights.

     C.   Where New Rights are so granted, any shall be regarded -

          (a   for the purpose of section 185 and Schedule 9 of the Act, and

          (b) for the purpose of subsequent application of provisions of this scheme as having been granted at the time when the corresponding Old Rights were granted.

     D Where any New Rights are granted, the Schedule, in relation to New Rights, shall be construed as if references to the Company and to the shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Rights relate.

14.  For the purpose of the UK Approved Scheme, Section 18 shall be excluded.